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                                                                     EXHIBIT 5.1


                OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.

                                December 1, 1997

Florida Panthers Holdings, Inc.
450 East Las Olas Boulevard
Fort Lauderdale, Florida  33301

         RE:     FLORIDA PANTHERS HOLDINGS, INC. (THE "COMPANY")
                 REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         You have requested our opinion with respect to the issuance of up to 5,000,000 shares of the Company's Class A common stock, $.01 par value per share (the "Class A Common Stock"), pursuant to options which are issuable in accordance with the Company's Amended and Restated 1996 Stock Option Plan, included in the Company's Registration Statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that:

                 When the Registration Statement becomes effective under the Securities Act, and when the Shares are issued against delivery of adequate consideration therefor in accordance with and pursuant to the terms of the Company's Amended and Restated 1996 Stock Option Plan, the Shares will be validly issued, fully paid and nonassessable.

         We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Delaware and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.


                                        /s/ AKERMAN, SENTERFITT & EIDSON, P.A.





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